UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2007

                          Gladstone Capital Corporation
             (Exact name of registrant as specified in its chapter)

           Maryland               814-00237             54-2040781
 (State or other jurisdiction    (Commission           (IRS Employer
       of incorporation)         File Number)       Identification No.)

           1521 Westbranch Drive, Suite 200
                   McLean, Virginia                          22102
       (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code: (703) 287-5800



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 16, 2007, Gladstone Capital Corporation (NASDAQ: GLAD) (the "Company") announced the sale of 2,500,000 shares of common stock to the public pursuant to the Company's existing shelf registration statement previously filed with, and declared effective by, the U.S. Securities and Exchange Commission.

Pricing was set at $18.70 per share, and net proceeds from the offering, after deducting expenses, are expected to be approximately $43,745,000 (assuming no exercise of the underwriter's over-allotment option). The proceeds will be used for the repayment of existing short-term debt under the Company's line of credit.

The underwriter of the offering is Deutsche Bank Securities Inc.

A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

               Exhibit No.    Description
               -----------    -----------
               99.1           Press release dated October 16, 2007

                                  EXHIBIT INDEX

     Exhibit No.           Description
     -----------           -----------

         99.1              Press Release dated October 16, 2007

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Gladstone Capital Corporation
                                             (Registrant)

October 16, 2007                          By:/s/ Harry Brill
                                          ------------------
                                (Harry Brill, Chief Financial Officer)